UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2010

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-14379

Ohio	31-1598292
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2010, Convergys Corporation (the “Company”) completed the previously announced sale of its Human Resources Management (“HRM”) line of business to NorthgateArinso, the Human Resources division of Northgate Information Solutions Limited, for approximately $100 million, subject to post-close working capital adjustments. The consideration received at the closing consisted of approximately $80 million in cash and a zero coupon note issued by NorthgateArinso in the principal amount of $15 million. The note is payable in increments of $5 million on the second anniversary of the closing and $10 million on the third anniversary of the closing. The remaining $5 million of the purchase price is payable in cash and relates to and is conditioned upon successfully closing the sale of the Company’s HRM operations in Singapore, India and Russia, which sales are expected to be completed later this year.

The foregoing descriptions of the transaction do not purport to be complete and are qualified in their entirety by reference to the Master Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated March 4, 2010. The Master Purchase Agreement is being filed to provide information regarding the terms of the sale and the Master Purchase Agreement. No representation, warranty, covenant or agreement contained in the Master Purchase Agreement is, or should be construed as, a representation or warranty by the Company to any investor, or covenant or agreement of the Company with any investor. The representations, warranties, covenants and agreements contained in the Master Purchase Agreement are solely for the benefit of the parties thereto, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The Company’s Unaudited Pro Forma Financial Information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)	Exhibits

2.1	Master Purchase Agreement, dated March 4, 2010, among the Company, Convergys Customer Management Group, Inc., Convergys Learning Solutions, Inc. and Convergys CMG Utah, Inc. and NorthgateArinso, Inc. and Northgate Information Solutions Limited (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated March 4, 2010)*

99.1	The Company’s Unaudited Pro Forma Financial Information

*	The schedules and exhibits to the Master Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any omitted schedules or exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Dated: June 7, 2010